FOR IMMEDIATE RELEASE

CONAGRA FOODS ANNOUNCES CFO’S PLANS TO LEAVE

OMAHA, Neb., June 16, 2006 — ConAgra Foods Inc. (NYSE: CAG) today announced that Frank Sklarsky, executive vice president and chief financial officer, plans to leave the company following a transition to a new chief financial officer to be named at a later date. The company has commenced a search to identify succession candidates.

“Frank was recruited to strengthen our worldwide financial controls and our financial management as we consolidated financial reporting systems. He has delivered on that challenge and has helped build strong relationships with the investment community during a critical time for the company,” said Gary Rodkin, president and chief executive officer. “I particularly appreciate Frank’s commitment to a smooth leadership transition and wish him well in his future endeavors.”

“I’m very proud of our accomplishments in strengthening our financial team, our reporting integrity and our relationships with the financial community and rating agencies during my time with ConAgra,” Sklarsky said. “We have built a highly competent team and established improved systems and processes that will greatly assist in a seamless transition.”

“As we complete the process of stabilizing our business and turn to driving our future growth, we will be looking for someone with broad consumer products experience to fill Frank’s shoes,” Rodkin said. “As we will discuss on our earnings call on June 28, our fourth quarter operating performance showed a solid finish and our fiscal 2007 goals remain on track.”

ConAgra Foods Inc. (NYSE: CAG) is one of North America’s largest packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, and many others.

Note on Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

For more information, please visit us at www.conagrafoods.com.